Exhibit 99

              Journal Communications Reports Second Quarter Results


    MILWAUKEE--(BUSINESS WIRE)--July 20, 2005--Journal Communications (NYSE:JRN) today announced that for its second quarter ended June 26, 2005, basic and diluted earnings per share from continuing operations were $0.25 and $0.24, respectively, compared to basic and diluted earnings per share from continuing operations of $0.26 and $0.25, respectively, for the second quarter 2004. Net earnings decreased 12.9% to $18.1 million compared to net earnings of $20.8 million. Earnings from continuing operations were $18.1 million compared to $19.8 million, a decrease of 8.2%.
    Note that unless otherwise indicated, all comparisons are to the second quarter ended June 27, 2004. Both quarters contained 91 days.
    "We experienced a solid finish to the second quarter as advertising strengthened at our daily newspaper and in a number of our radio markets," said Steven J. Smith, chairman and chief executive officer. "Our television business continues to be challenged as we face a soft advertising environment and tougher comparisons due to an off-cycle year in political and issue advertising. As expected, we reported reduced earnings in telecommunications. And our printing business experienced another quarter of earnings, reflecting the ongoing successful return to its core business. We continue to seek new revenue and new product opportunities in all of our businesses while being mindful of our margin and cost containment focus."

    Consolidated

    Revenue from continuing operations increased 1.4% to $194.7 million compared to revenue from continuing operations of $192.1 million. Operating earnings from continuing operations decreased 8.2% to $30.5 million compared to $33.3 million. Operating earnings margin was 15.7% compared to 17.3%. EBITDA (net earnings excluding the gain from discontinued operations, total other expense, provision for income taxes, depreciation and amortization) of $41.5 million decreased 6.8% compared to $44.5 million. Operating cash flow (cash provided by operating activities) decreased 5.7% to $57.4 million compared to $60.9 million.

    Publishing

    Publishing revenue increased 2.2% to $85.4 million from $83.6 million. Operating earnings from publishing increased 13.4% to $14.3 million compared to $12.6 million. These increases reflect stronger retail and classified advertising revenues at the daily newspaper and growth in Journal Interactive, while maintaining tight cost controls.

    Broadcasting

    Broadcasting revenue increased 1.6% to $42.9 million compared to $42.3 million. Broadcasting operating earnings decreased 19.4% to $8.9 million compared to $11.1 million. The decrease was caused by challenging comparatives for political and issue advertising primarily for television, as well as continued overall softness in advertising at most of our television stations. In the second quarter 2005, political and issue advertising revenue for television declined $1.6 million.
    Revenue from radio stations increased 4.6% to $21.4 million from $20.5 million. Operating earnings from radio stations increased 9.4% to $5.4 million compared to $5.0 million for the second quarter 2004.
    Revenue from television stations decreased 1.3% to $21.5 million compared to $21.8 million. Operating earnings from television stations decreased 42.8% to $3.5 million compared to $6.1 million. Excluding the Green Bay operations acquired in October 2004, revenue decreased 12.6% and operating earnings decreased 45.5%.

    Telecommunications

    Revenue from telecommunications decreased 1.9% to $36.1 million from $36.8 million. Operating earnings from telecommunications decreased 26.8% to $6.7 million compared to $9.1 million, due to lower wholesale revenue as well as increased operating costs associated with the enterprise business.

    Printing Services

    Revenue from printing services increased 3.8% to $18.1 million from $17.4 million. Operating earnings from printing services increased to $0.4 million compared to a loss of $0.6 million resulting from the ongoing successful strategic transition back to the core printing business and a continued emphasis on strict cost control.

    Other

    Revenue for "Other" of $12.2 million increased 1.9% compared to revenue of $12.0 million. For the second quarter 2005, "Other" operating earnings decreased to $0.2 million from $1.1 million.

    Stock Repurchase Program

    During the second quarter 2005, the Company repurchased 1,369,664 shares of its class A common stock. Year-to-date, the Company has repurchased 1,483,864 class A shares.

    Third Quarter 2005 Guidance

    For the third quarter of 2005, Journal Communications currently anticipates revenue to be between $186 million and $191 million and net earnings to be between $14 million and $16 million.

    Webcast of Conference Call

    A live webcast of the second quarter 2005 conference call will be accessible through www.journalcommunications.com/investors and www.ccbn.com beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on these sites today through August 3. To access the call, dial 800-901-5217 (domestic) or 617-786-2964 (international) at least 10 minutes prior to the scheduled 10 a.m. CT start. The access code for the conference call is 42053569. Replays of the conference call will be available July 20 through July 24. To hear the replay, dial 888-286-8010 (domestic) or 617-801-6888
(international). The access code for the replay is 84846679.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 90 community newspapers and shoppers in eight states. We own and operate 38 radio stations and seven television stations in 11 states and operate an additional television station under a local marketing agreement. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services - including printing for publications, professional journals and documentation material - as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.

    Tables Follow



                     Journal Communications, Inc.
            Consolidated Statements of Earnings (unaudited)
    (dollars in thousands, except for shares and per-share amounts)


                                 Second Quarter  (A)
                             ----------------------------
                                   2005             2004     % Change
                                   ----             ----     --------

Continuing Operations:
Revenue:
    Publishing                  $85,408          $83,599          2.2
    Broadcasting                 42,911           42,254          1.6
    Telecommunications           36,122           36,804         (1.9)
    Printing services            18,082           17,427          3.8
    Other                        12,207           11,979          1.9
                             -----------    -------------
Total revenue                   194,730          192,063          1.4

Operating costs and expenses:
    Publishing                   41,652           40,358          3.2
    Broadcasting                 18,110           16,384         10.5
    Telecommunications           21,738           20,898          4.0
    Printing services            15,293           15,459         (1.1)
    Other                        10,327            9,993          3.3
                             -----------    -------------
Total operating costs and
 expenses                       107,120          103,092          3.9

Selling and administrative
 expenses                        57,061           55,698          2.4
                             -----------    -------------
Total operating costs and
 expenses and selling and
 administrative expenses        164,181          158,790          3.4
                             -----------    -------------

Operating earnings               30,549           33,273         (8.2)

Other income and expense:
    Interest income and
     dividends                      162               70
    Interest expense               (536)            (390)
                             -----------    -------------
Total other income and
 expense                           (374)            (320)

Earnings from continuing
 operations before income
 taxes                           30,175           32,953         (8.4)

Provision for income taxes       12,049           13,203         (8.7)
                             -----------    -------------

Earnings from continuing
 operations                      18,126           19,750         (8.2)

Gain from discontinued
 operations, net of
 applicable tax benefit
 of $12 and tax expense
 of $685, $3,061 and
 $1,078, respectively                 9            1,081
                             -----------    -------------

Net earnings                    $18,135          $20,831        (12.9)
                             ===========    =============

Weighted average number of
 shares:
    Basic                    71,538,836       73,866,381
    Diluted                  76,003,152       78,319,839

Earnings per share:
    Basic:
        Continuing
         operations               $0.25            $0.26         (3.8)
        Discontinued
         operations                   -             0.02
                             -----------    -------------
        Net earnings              $0.25            $0.28        (10.7)
                             ===========    =============

    Diluted:
        Continuing
         operations               $0.24            $0.25         (4.0)
        Discontinued
         operations                   -             0.02
                             -----------    -------------
        Net earnings              $0.24            $0.27        (11.1)
                             ===========    =============


                                    Two Quarters  (B)
                                -------------------------
                                       2005         2004     % Change
                                       ----         ----     --------

Continuing Operations:
Revenue:
    Publishing                     $163,322     $160,270          1.9
    Broadcasting                     80,117       76,889          4.2
    Telecommunications               73,577       72,361          1.7
    Printing services                36,388       39,191         (7.2)
    Other                            22,754       22,443          1.4
                                ------------  -----------
Total revenue                       376,158      371,154          1.3

Operating costs and
 expenses:
    Publishing                       82,156       78,890          4.1
    Broadcasting                     35,451       31,486         12.6
    Telecommunications               43,881       41,304          6.2
    Printing services                31,071       33,919         (8.4)
    Other                            19,320       18,544          4.2
                                ------------  -----------
Total operating costs and
 expenses                           211,879      204,143          3.8

Selling and
 administrative expenses            112,433      108,036          4.1
                                ------------  -----------
Total operating costs and
 expenses and selling and
 administrative expenses            324,312      312,179          3.9
                                ------------  -----------

Operating earnings                   51,846       58,975        (12.1)

Other income and expense:
    Interest income and
     dividends                          258          137
    Interest expense                 (1,122)      (1,002)
                                ------------  -----------
Total other income and
 expense                               (864)        (865)

Earnings from continuing
 operations before income
 taxes                               50,982       58,110        (12.3)

Provision for income
 taxes                               20,291       23,276        (12.8)
                                ------------  -----------

Earnings from continuing
 operations                          30,691       34,834        (11.9)


Gain from discontinued
 operations, net of
 applicable tax benefit
 of $12 and tax expense
 of $685, $3,061 and
 $1,078, respectively                 4,855        1,696
                                ------------  -----------

Net earnings                        $35,546      $36,530         (2.7)
                                ============  ===========

Weighted average number of
 shares:
    Basic                        71,890,256   73,665,309
    Diluted                      76,352,459   78,118,888

Earnings per share:
    Basic:
        Continuing
         operations                   $0.41        $0.46        (10.9)
        Discontinued
         operations                    0.07         0.02
                                ------------  -----------
        Net earnings                  $0.48        $0.48         (0.0)
                                ============  ===========

    Diluted:
        Continuing
         operations                   $0.40        $0.45        (11.1)
        Discontinued
         operations                    0.07         0.02
                                ------------  -----------
        Net earnings                  $0.47        $0.47          0.0
                                ============  ===========


(A) 2005 second quarter:  March 28, 2005 to June 26, 2005.
    2004 second quarter:  March 29, 2004 to June 27, 2004.
(B) 2005 two quarters:  December 27, 2004 to June 26, 2005.
    2004 two quarters:  January 1, 2004 to June 27, 2004.


                     Journal Communications, Inc.
                          Segment Information
                        (dollars in thousands)

                              Second Quarter (A)  (unaudited)
                              -------------------------------
                                  2005      2004    % Change
                              --------- --------- -----------
Revenue
-------
Publishing                     $85,408   $83,599         2.2
Broadcasting                    42,911    42,254         1.6
Telecommunications              36,122    36,804        (1.9)
Printing services               18,082    17,427         3.8
Other                           12,207    11,979         1.9
                              --------- ---------
                              $194,730  $192,063         1.4
                              ========= =========

Operating earnings
------------------
Publishing                     $14,342   $12,643        13.4
Broadcasting                     8,920    11,072       (19.4)
Telecommunications               6,659     9,103       (26.8)
Printing services                  389      (597)        N/A
Other                              239     1,052       (77.3)
                              --------- ---------
                               $30,549   $33,273        (8.2)
                              ========= =========

Depreciation and amortization
-----------------------------
Publishing                      $3,487    $3,917       (11.0)
Broadcasting                     2,190     2,159         1.4
Telecommunications               4,575     4,381         4.4
Printing services                  521       597       (12.7)
Other                              192       219       (12.3)
                              --------- ---------
                               $10,965   $11,273        (2.7)
                              ========= =========


                               Two Quarters (B)  (unaudited)
                              -------------------------------
                                  2005      2004    % Change
                              --------- --------- -----------
Revenue
-------
Publishing                    $163,322  $160,270         1.9
Broadcasting                    80,117    76,889         4.2
Telecommunications              73,577    72,361         1.7
Printing services               36,388    39,191        (7.2)
Other                           22,754    22,443         1.4
                              --------- ---------
                              $376,158  $371,154         1.3
                              ========= =========

Operating earnings
------------------
Publishing                     $21,822   $21,660         0.7
Broadcasting                    14,304    17,576       (18.6)
Telecommunications              14,434    17,833       (19.1)
Printing services                  780       317       146.1
Other                              506     1,589       (68.2)
                              --------- ---------
                               $51,846   $58,975       (12.1)
                              ========= =========

Depreciation and amortization
-----------------------------
Publishing                      $7,187    $7,897        (9.0)
Broadcasting                     4,376     4,259         2.7
Telecommunications               9,357     8,691         7.7
Printing services                1,100     1,180        (6.8)
Other                              384       421        (8.8)
                              --------- ---------
                               $22,404   $22,448        (0.2)
                              ========= =========

(A) 2005 second quarter:  March 28, 2005 to June 26, 2005.
    2004 second quarter:  March 29, 2004 to June 27, 2004.
(B) 2005 two quarters:  December 27, 2004 to June 26, 2005.
    2004 two quarters:  January 1, 2004 to June 27, 2004.


                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)

Publishing revenue by category:
------------------------------

                                 Second Quarter of 2005  (A)
                        ----------------------------------------------
                                               Community
                              Daily            Newspapers
                            Newspaper         & Shoppers     Total
                           -----------       -------------  -------

Advertising revenue:
   Retail                     $21,277         $14,886      $36,163
   Classified                  17,388           2,631       20,019
   General                      2,747              --        2,747
   Other                        6,098             469        6,567
                        --------------      ----------    ---------
Total advertising
 revenue                       47,510          17,986       65,496
Circulation revenue            10,440             730       11,170
Other revenue                   1,178           7,564        8,742
                        --------------      ----------    ---------
Total revenue                 $59,128         $26,280      $85,408
                        ==============      ==========    =========

                                  Second Quarter of 2004 (B)
                        ----------------------------------------------
                                               Community
                              Daily            Newspapers
                            Newspaper         & Shoppers     Total
                           -----------       -------------  -------

Advertising revenue:
   Retail                     $20,981         $14,840      $35,821
   Classified                  16,642           2,526       19,168
   General                      2,706              --        2,706
   Other                        5,273             444        5,717
                             ---------        --------    ---------
Total advertising
 revenue                       45,602          17,810       63,412
Circulation revenue            10,928             695       11,623
Other revenue                     868           7,696        8,564
                             ---------        --------    ---------
Total revenue                 $57,398         $26,201      $83,599
                             =========        ========    =========


                             % Change         %Change     % Change
                               Daily            CN&S         Total
                              --------         -------     --------
Advertising revenue:
   Retail                         1.4             0.3          1.0
   Classified                     4.5             4.2          4.4
   General                        1.5               -          1.5
   Other                         15.6             5.6         14.9

Total advertising
 revenue                          4.2             1.0          3.3
Circulation revenue              (4.5)            5.0         (3.9)
Other revenue                    35.7            (1.7)         2.1

Total revenue                     3.0             0.3          2.2


                                  Two Quarters of 2005  (C)
                        ----------------------------------------------
                                              Community
                              Daily           Newspapers
                             Newspaper        & Shoppers     Total
                           -------------     -------------  -------
Advertising revenue:
   Retail                     $39,676         $27,650      $67,326
   Classified                  32,857           4,586       37,443
   General                      5,613              --        5,613
   Other                       11,429           1,042       12,471
                        --------------      ----------    ---------
Total advertising
 revenue                       89,575          33,278      122,853
Circulation revenue            20,870           1,454       22,324
Other revenue                   3,617          14,528       18,145
                        --------------      ----------    ---------
Total revenue                $114,062         $49,260     $163,322
                        ==============      ==========    =========


                                  Two Quarters of 2004  (D)
                        ----------------------------------------------
                                              Community
                              Daily           Newspapers
                             Newspaper        & Shoppers     Total
                           -------------     -------------  -------
Advertising revenue:
   Retail                     $39,304         $27,579      $66,883
   Classified                  31,718           4,478       36,196
   General                      5,978              --        5,978
   Other                        9,517           1,064       10,581
                             ---------        --------    ---------
Total advertising
 revenue                       86,517          33,121      119,638
Circulation revenue            21,437           1,398       22,835
Other revenue                   3,323          14,474       17,797
                             ---------        --------    ---------
Total revenue                $111,277         $48,993     $160,270
                             =========        ========    =========

                             % Change         %Change     % Change
                                Daily           CN&S         Total
                              --------         -------    ---------
Advertising revenue:
   Retail                         0.9             0.3          0.7
   Classified                     3.6             2.4          3.4
   General                       (6.1)              -         (6.1)
   Other                          20.1           (2.1)        17.9

Total advertising
 revenue                          3.5             0.5          2.7
Circulation revenue              (2.6)            4.0         (2.2)
Other revenue                     8.8             0.4          2.0

Total revenue                     2.5             0.5          1.9

(A) 2005 second quarter:  March 28, 2005 to June 26, 2005.
(B) 2004 second quarter:  March 29, 2004 to June 27, 2004.
(C) 2005 two quarters:  December 27, 2004 to June 26, 2005.
(D) 2004 two quarters:  January 1, 2004 to June 27, 2004.

NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.



Daily newspaper's core newspaper advertising linage by category:
---------------------------------------------------------------


                                    Second Quarter (A)
                                 -------------------------
                                      2005           2004   % Change
                                   ----------     --------- ---------
Advertising linage (inches):

Full run
   Retail                          179,538        188,916       (5.0)
   Classified                      212,224        224,308       (5.4)
   General                          11,566         12,438       (7.0)
                                 ----------   ------------
Total full run                     403,328        425,662       (5.2)
Part run                            46,458         45,328        2.5
                                 ----------   ------------
Total advertising linage           449,786        470,990       (4.5)
                                 ==========   ============

Preprint pieces (in thousands)     216,765        187,974       15.3
                                 ==========   ============

Full pages of advertising and revenue per page of our community newspapers and shoppers:
---------------------------------------------------------------------

Full pages of advertising:
   Community newspapers             23,752         26,750      (11.2)
   Shoppers and specialty
    products                        28,725         28,542        0.6
                                 ----------   ------------
Total full pages of advertising     52,477         55,292       (5.1)
                                 ==========   ============

Revenue per page                   $305.75        $287.54        6.3
                                 ==========   ============


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------

                                     Two Quarters (B)
                                 -------------------------
                                      2005           2004   % Change
                                 ----------   ------------  ---------
Advertising linage (inches):

Full run
   Retail                          344,003        346,430       (0.7)
   Classified                      394,038        424,895       (7.3)
   General                          24,743         28,348      (12.7)
                                 ----------   ------------
Total full run                     762,784        799,673       (4.6)
Part run                            80,329         70,542       13.9
                                 ----------   ------------
Total advertising linage           843,113        870,215       (3.1)
                                 ==========   ============

Preprint pieces (in thousands)     421,637        373,748       12.8
                                 ==========   ============

Full pages of advertising and revenue per page of our community newspapers and shoppers:
---------------------------------------------------------------------

Full pages of advertising:
   Community newspapers             44,664         49,370       (9.5)
   Shoppers and specialty
    products                        54,311         53,608        1.3
                                 ----------   ------------
Total full pages of advertising     98,975        102,978       (3.9)
                                 ==========   ============

Revenue per page                   $298.07        $284.85        4.6
                                 ==========   ============


(A) 2005 second quarter:  March 28, 2005 to June 26, 2005.
    2004 second quarter:  March 29, 2004 to June 27, 2004.
(B) 2005 two quarters:  December 27, 2004 to June 26, 2005.
    2004 two quarters:  January 1, 2004 to June 27, 2004.

NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data are subject to later adjustment.


                     Journal Communications, Inc.
Reconciliation of our consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                          Second Quarter (A)    Two Quarters (B)
                         ---------------------  ----------------------
                              2005       2004        2005        2004
                         ----------   --------  ----------  ----------

Net earnings               $18,135    $20,831     $35,546     $36,530
Gain from discontinued
 operations, net                (9)    (1,081)     (4,855)     (1,696)
Total other expense            374        320         864         865
Provision for income
 taxes                      12,049     13,203      20,291      23,276
Depreciation                10,643     10,852      21,748      21,536
Amortization                   322        421         656         912
                         ----------   --------  ----------  ----------
EBITDA                     $41,514    $44,546     $74,250     $81,423
                         ==========   ========  ==========  ==========


(A) 2005 second quarter:  March 28, 2005 to June 26, 2005.
    2004 second quarter:  March 29, 2004 to June 27, 2004.
(B) 2005 two quarters:  December 27, 2004 to June 26, 2005.
    2004 two quarters:  January 1, 2004 to June 27, 2004.

We believe that EBITDA is relevant and useful because it helps improve our investors' ability to understand our operating performance and makes it easier to compare our results with other companies that have different financing and capital structures or tax rates. We use EBITDA, among other things, to evaluate our operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. Our lenders use EBITDA as one of the measures of our ability to service our debt. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows measures from operating performance as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies. In addition, EBITDA does not represent funds available for discretionary use.


                     Journal Communications, Inc.
                 Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                        (unaudited)
                                         June 26,        December 26,
                                           2005               2004
                                      ---------------    -------------
ASSETS
Current assets:
  Cash and cash equivalents               $    7,000       $    6,374
  Receivables, net                            90,154           89,690
  Inventories, net                             9,754           10,450
  Prepaid expenses                            11,029           13,302
  Deferred income taxes                        9,003            8,903
  Investment in preferred stock                    -            4,394
  Current assets of discontinued
   operations                                      -           11,672
                                      ---------------    -------------
Total current assets                         126,940          144,785
Property and equipment, net                  288,685          297,405
Goodwill                                     136,102          136,286
Broadcast licenses                           140,046          140,046
Other intangible assets, net                  14,078           14,753
Prepaid pension costs                         20,651           23,787
Other assets                                   8,685            8,565
Non-current assets of discontinued
 operations                                      321            8,892
                                      ---------------    -------------
Total assets                              $  735,508       $  774,519
                                      ===============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                        $   35,517       $   39,239
  Accrued compensation                        17,562           22,364
  Deferred revenue                            18,691           20,255
  Accrued employee benefits                   11,123           10,171
  Other current liabilities                   15,791           12,518
  Current liabilities of discontinued
   operations                                  2,444            7,273
  Current portion of long-term
   liabilities                                 3,640            3,600
                                      ---------------    -------------
Total current liabilities                    104,768          115,420
Accrued employee benefits                     18,637           17,839
Long-term notes payable to banks              40,445           70,310
Deferred income taxes                         64,791           64,491
Other long-term liabilities                   15,556           16,964
Shareholders' equity                         491,311          489,495
                                      ---------------    -------------
Total liabilities and shareholders'
 equity                                   $  735,508       $  774,519
                                      ===============    =============


    CONTACT: Journal Communications
             Sara Leuchter Wilkins (Investor Relations), 414-224-2633 swilkins@journalcommunications.com